Exhibit (j)(2)


                         AMENDMENT TO CUSTODY AGREEMENT

                                     between

                         BANCROFT CONVERTIBLE FUND, INC.

                                       and

                              THE BANK OF NEW YORK

         This Amendment Agreement made this 26th day of July, 1999, by and between BANCROFT CONVERTIBLE FUND, INC., a Maryland corporation (the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business (the "Custodian").

         WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of February, 1990 (the "Custody Agreement"); and

         WHEREAS, the Fund and the Custodian wish to amend the Custody Agreement to provide for the duties of the Custodian with respect to property of the Fund held outside of the United States and to foreign currency transactions.

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         I. Definitions. Capitalized terms which are used herein without definition and which are defined in the Custody Agreement shall have the same meanings herein as in the Custody Agreement.

         II. Amendment to Custody Agreement. The Fund and the Custodian agree to amend the Custody Agreements as follows:

                  A. Article I of the Custody Agreement is hereby amended by adding the following definitions to such Article:

                  "Composite Currency Unit" shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

                  "Currency" shall mean money denominated in a lawful currency of any country or the European Currency Unit.
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                  "FX Transaction" shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

                  B. The following two articles are hereby added to the end of the Custody Agreement:

                                  ARTICLE XVIII

                DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
                 OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

                  1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Securities for which the primary market is outside the United States ("Foreign Securities") and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians"). The Fund may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to
         Schedule I. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from Schedule I.

                  2. Each delivery of a Certificate to the Custodian in connection with a transaction involving the use of a Foreign Sub-Custodian shall constitute a representation and warranty by the Fund that its Board of Directors, or its third party foreign custody manager as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, if any, has determined that use of such Foreign Sub-Custodian satisfies the requirements of such Investment Company Act of 1940 and such Rule 17f-5 thereunder.

                  3. The Custodian shall identify on its books as belonging to each Series of tile Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

                  4. Upon request of the Fund, the Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian agreement use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian on behalf of the Fund.

                  5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by

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         Foreign Sub-Custodians, including but not limited to an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the Series.

                  6. The Custodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

                  7. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  8. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian the sole responsibility and liability of the Custodian shall be to take appropriate action at the Fund's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

                                   ARTICLE XIX

                                 FX TRANSACTIONS

                  1. Whenever the Fund shall enter into an FX Transaction, the Fund shall promptly deliver to the Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (a) the Series to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by the Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be delivered; and (f) the name of the person from whom or through whom such currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, the Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

                  2. Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, the Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or

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         dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Fund has been received in full.

                  3. Any FX Transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian, any office, branch or subsidiary of The Bank of New York Company, Inc., or any Foreign Sub-Custodian acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate with respect to FX Transaction but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding Currency. Without limiting the foregoing, the Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or any cash held outside the Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another currency. The Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Foreign Sub-Custodian shall be liable to the Fund for any loss resulting from any of the foregoing events.

         III. Effect of Amendment. Except as hereinabove modified and amended, the Custody Agreement will remain unaltered and in fall force and effect and is hereby ratified and confirmed in all respects as amended.

         IV. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York without giving effect to conflicts of laws principles thereof

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate on the day and year first above written.


                                            BANCROFT CONVERTIBLE FUND,
                                            INC.


Attest: /s/ Mercedes A. Pierre              By: /s/ Sigmund Levine
        --------------------------------        --------------------------------
        Name:  Mercedes A. Pierre               Name:  Sigmund Levine
        Title: Asst. Treas.                     Title: Senior Vice President


                                            THE BANK OF NEW YORK


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Attest: /s/ Marjorie McLaughlin             By: /s/ Jorge E. Ramos
        --------------------------------        --------------------------------
        Name:  Marjorie McLaughlin              Name:
        Title: V.P.                             Title: Jorge E. Ramos, VP


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